Exhibit 99.2

C O R P O R A T E   P A R T I C I P A N T S

Tim McCarthy, Investor Relations, LifeSci Advisors, LLC

Ken Berlin, President and Chief Executive Officer, Advaxis, Inc.

Roni Mamluk, Ph.D., President and Chief Executive Officer, Ayala Pharmaceuticals, Inc.

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Maury Raycroft, Jefferies

Dane Leone, Raymond James

P R E S E N T A T I O N

Operator

Greetings. Welcome to the Ayala Pharmaceuticals and Advaxis Enter into Merger Agreement conference call.

Please note, this conference is being recorded.

At this time, I’ll hand the conference over to Tim McCarthy of LifeSci Advisors. Tim, you may now begin.

Tim McCarthy

Thank you, Operator. Good morning, everyone and thank you for joining us.

Before we begin formal remarks, let me remind you that some of the information in today’s news release and on this conference call contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, the anticipated benefits of the proposed transaction between Ayala Pharmaceuticals, Inc. and Advaxis, Inc., the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, the anticipated closing date for the proposed transaction, the ability to list the common stock of the combined company on Nasdaq, and other aspects of operations or operating results. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statements as a result of various factors.

Any forward-looking statements made, speak only as of the date of today’s press release and conference call, Wednesday October 19, 2022, and the companies undertake no obligation to publicly update any forward-looking statements or supply new information regarding the circumstances after the date of this call.

This call is being recorded and the replay will be available on each company’s website.

For further information related to today’s announcement, you may visit the Advaxis website at advaxis.com and the Ayala website at ayalapharma.com.

At this time, I would like to turn the call over to Ken Berlin, President and Chief Executive Officer of Advaxis. Mr. Berlin, please go ahead.

Ken Berlin

Thank You Tim.

We’re very excited to be here this morning in the U.S. and this afternoon for Roni and others in Israel to announce the proposed merger between Advaxis and Ayala Pharmaceuticals. On our call today, we will explain why we are so excited about this transaction and will review the terms of the agreement and strategic rationale, and then address any questions you may have.

Joining me on the call today is Ayala’s President and CEO Dr. Roni Mamluk. Our Management Team and Board have reviewed a number of business development opportunities to determine how best to advance Advaxis to a later stage company. And we believe this transaction with Ayala enables us to meet this goal in a meaningful way.

This proposed merger will create what we believe will be a stronger oncology company with interesting programs, a global presence and provides the combined company the ability to invest additional cash in a later stage asset. We also believe that the combined company will be better positioned to uplist to Nasdaq.

Let me summarize the key points and rationale for the transaction.

We believe the merger has the potential to transform Advaxis’s pipeline. With Ayala, we are gaining a late-stage asset, AL102, which is in a Phase 3 trial for desmoid tumors. This candidate has a validated mechanism of action and has generated very promising interim data from the ongoing study. We believe it has been significantly de-risked and is on a path to potential registration. Ayala has also a second product candidate, AL101, which is being investigated for the treatment of recurrent/metastatic adenoid cystic carcinoma.

The combined company will enable the investment of additional cash in a later stage asset with an estimated $20 million available at closing and an enhanced potential to raise additional cash as needed.

And finally, we will have an exceptional combined team by adding a very capable and experienced group of professionals in Rehovot, Israel, to our associates in New Jersey.

The addition of Ayala’s late-stage assets presents us with the opportunity to reprioritize the combined pipeline of the Company. Regarding the existing Advaxis pipeline, ADXS-504, our vaccine for the treatment of prostate cancer, will continue in a Phase 1 open-label dose escalation trial at Columbia University toward an anticipated data read out of initial clinical and PSA data in 2023. The costs of this study are predominately paid for by Columbia. Based on our evaluation of the best opportunities in our enhanced portfolio, the Company has decided to conduct an orderly wind down of the Advaxis 503 program in non-small cell lung cancer in order to focus on AL102 and our other programs.

The terms of the merger are explained in detail in the press release we issued this morning. This deal has been structured as a reverse merger via a stock-for-stock transaction, where Advaxis will be the technical acquiror. Ayala is incorporated in Wilmington, Delaware but its principal operations and the majority of its team are Israel.

The Board of Directors at closing of this deal will consist of 7 individuals: 2 current Advaxis board members will be designated and join the board, and 4 current Ayala board members and I will also become a board member. I will remain President and CEO. Roni, Founder and CEO of Ayala, and Yossi Maimon, CFO, will be stepping down from their positions. Dr. Andres Gutierrez will be Chief Medical Officer of the combined company. Dr. Gary Gordon, Ayala’s current CMO, will resign at the closing but is expected to continue in an advisory role going forward. We will provide more details on our plans for the management team in the coming weeks. The transaction is expected to close in the first quarter of 2023 subject to approval by Ayala’s shareholders and customary closing conditions.

To summarize, we are incredibly enthusiastic about what we view as a truly transformational deal. The merger of the two companies will create a company with new leadership focused primarily on a substantially de-risked asset, AL102, with near-term commercial potential.

I will now turn the call over to Roni for some additional comments.

Dr. Roni Malmuk

Thank You, Ken.

We founded Ayala in 2017 with the mission to develop targeted therapies for people with rare tumors and aggressive cancers. I am very proud of the progress we made toward this goal. AL102, our lead product candidate, is now in a potential registration trial, and as Ken mentioned, it has generated very promising interim data. If approved, we believe it will be a valuable new treatment option for patients with desmoid tumors.

Entering into this merger with Advaxis will provide us with the financial resources to advance testing of AL102 for the treatment of desmoid tumors in our pivotal Phase 2/3 RINGSIDE trial. It will also give us an enhanced presence in the U.S. where we see large opportunity to help these patients.

Today, there are no FDA-approved therapies for desmoid tumors. The annual incidence is approximately 1,700 patients in the United States and we estimate that there are between 5,500 to 7,000 patients actively seeking treatment in the U.S. at any one time. Note that this is a disease of young people with a five-year survival rate in excess of 95%. Yet, desmoid tumors can lead to chronic pain, functional deficiency, disfiguration and psychological problems which have a significant negative impact on the quality of life of patients.

Positive interim data from the open label Part A of RINGSIDE were featured in an oral presentation at the ESMO congress in September of this year. The data showed that AL102 monotherapy had a very intriguing therapeutic index with a tolerable safety profile and a meaningful anti-tumor activity in the majority of patients that appeared to be deepening over time. We look forward to sharing longer-term data from Part A in 2023.

Part A of RINGSIDE is the Phase 2 part of the study which was conducted primarily to choose a dose for the randomized portion of the study. At this point, a dose of 1.2 milligram once daily has been selected and RINGSIDE Part B, the randomized Phase 3 portion of the study, is now open for enrollment. In addition, those patients who participated in Part A, are eligible to enroll into an open label extension study with treatment of AL102 at the selected 1.2 milligram once daily dose.

Earlier this month, Ayala hosted a KOL Event/webinar to review the RINGSIDE data with industry experts. I encourage you to listen to the replay of this webcast which can be found on our website to gain a better appreciation of the promise of this asset. Altogether, the early data were considered encouraging by the KOLs. At the end of the day, it will be the aggregated data, not only the response rate or the progression free survival, which will define the place of these new drugs in the treatment of desmoid tumors.

Our second product candidate AL101 is being investigated for the treatment of recurrent/metastatic adenoid cystic carcinoma. We plan to clarify the registration path for this candidate in 2023.

I want to take this opportunity to thank my colleagues at Ayala who have worked hard over the last five years to get us to this advanced stage. I am pleased to say that we will be keeping our operations in Rehovot, Israel, where the majority of our team is based.

I will now turn the call back to Ken. Ken?

Ken Berlin.

Thank You, Roni, for your comments, and also for all of your hard work building the excellent team in Rehovot, developing these programs and entrusting this team with them. I know that you share our enthusiasm for the proposed merger of our two companies.

Our Advaxis leadership team has taken the time to carefully determine how best to transition Advaxis into the next stage of growth and development. We strongly believe that we have made the best selection by combining Ayala’s late-stage and de-risked drug programs with our U.S. leadership experience, presence, and capital. The high therapeutic index of this new drug-class has the potential to make a difference in the lives of many patients with desmoid tumors, adenocystic carcinomas and other cancers which fits perfectly with our mission at Advaxis—to improve the lives of people living with cancer and their loved ones.

We are now ready to take questions.

Operator?

Thank you. Our first question is from the line of Maury Raycroft with Jefferies. Please proceed with your questions.

Maury Raycroft

Hi, good morning. Congrats on the update, and thank you for taking my questions. Wondering if you could talk more about how you’re thinking about cash runway going forward, and given how long SpringWorks’ DeFi Phase 3 took to enroll, can you talk about how the runway will get you to key future milestones.

Ken Berlin

Hi, Maury. It’s nice to meet you. I look forward to having engaging dialogs with you in the future. It’s a good question. So, obviously, cash is a critical component, and while we’ll bring some cash to the table, it’s not a complete solution to what we need for the combined company, but it’s enough cash to get us certainly through some key milestones in 2023. And we have a way to modulate the spend as needed if the markets just aren’t permissive. We know these are tough markets certainly for biotech companies. Some are successfully raising money, but companies, kind of where we’re at, less so. But I do believe there’ll be opportunities to put more cash in the balance sheet at an appropriate time, notwithstanding where the markets stand today. But we’ll never say never. We understand these are tough markets and we’re not going into this with our eyes closed. But we believe, again, to come back to the answer to your question, we can modulate spend if needed, but we think we’ll be able to hit key timelines, key milestones this year and also not unduly delay getting to the finish line on the Phase 3 aspect of the 102 program.

Maury Raycroft

Got it. That’s helpful. For the ongoing study, as you’re enrolling Part B, I guess, could you report some additional data from Part A, potentially PK data or CRO data from Part A or from the open-label extension as you continue with this study?

Dr. Roni Mamluk

Right. Actually, if I may take this question. As you know, Maury, Part A is ongoing and not only that, indeed, we plan to fill during 2023 more data from the Part A and more mature data. Now this Part B’s open and also the open-label extension and we have selected the dose going forward of 1.2 milligram once a day. We will have patients from Part A switching into the open-label extension. So, currently, we expect to have more mature data from those patients that enrolled into Part A, and we expect to be able to report that probably around the midyear 2023.

Maury Raycroft

Got it. And last question for me. Just anything else you’re seeing about enrollment projections for this study at this point.

Dr. Roni Mamluk

No, so this is really too early to say. We really have only opened the study recently, you know, in September. So, too early to tell currently.

Maury Raycroft

Okay. Okay, thank you for taking my questions.

Operator

Thank you. Our next question is from the line of Dane Leone with Raymond James. Please proceed with your questions.

Dane Leone

Hi. Thank you for taking the questions. Maybe you could just provide some decision-making rationale or the process that the boards went through in coming to this merger agreement. And the genesis of this is obviously we know nirogacestat works in desmoid tumors as a result of the DeFi study. AL102’s obviously multiple years behind that in a pivotal setting. Is there a data update in ‘23 for RINGSIDE that more complete the target profile picture of AL102 that would allow a partnership with a larger biopharma company that control some of the development costs? Or what have you had in terms of conversations with potential partners and maybe why hasn’t one materialized? Thank you.

Dr. Roni Mamluk

Okay. Ken, do you want me to start?

Ken Berlin

I think you’ll start and I’ll supplement, if needed.

Dr. Roni Mamluk

Okay. Yes. We’ll start from the end, Dane. The rationale—actually, or in general, for the rationale for this merger for Ayala, this is I think very clear. We were, Ayala, were looking to continue and fund our advanced programs and also at the same time to enhance U.S. presence. So, Advaxis with Ken as a lead actually allows us to fulfill these two requirements. So that’s actually the rationale that we went through.

With regards to additional data, I think the longer term data of patients on AL102 will be very important to understand how AL102 potentially will be measured against nirogacestat. First of all, I just wanted to remind everyone that AL102 is given once a day, where nirogacestat is given twice a day, which is a benefit if you think about the chronic treatment, like inhibitors (phon) inhibitors seems to be for desmoid tumors.

In addition, what we have seen in the early data that we saw in Part A is that not only that the majority of the patients had tumor size reduction, these response were deepening over time. At ESMO, we had relatively short-term data, so we just started to see the trend of all the parameters. By the way, all the trends were going down on all parameters with it, tumor volume, T1 and T2. So, actually, we delivered the longer-term data, will enable us now to see treatment over probably a period of one year from these patients, and therefore, we will be able to see better how the responses mature and deepening over time.

Dane Leone

Okay, thank you.

Ken Berlin

So, Dane, from our perspective, I think you insinuate a few things about being behind, being smaller in SpringWorks. Now I’ll tell you what we see. And again, it’s early days, but we see the potential to have a competitive advantage. Certainly, dosing advantage. There could be others that need to be born out with more mature data from the Part A patients and obviously data from the Part B patients.

But we think that there’ll be a place, a decent place for this compound in this market. A small market, but we still think it’s a commercially interesting market. So that’s what we see and that’s what we saw and that’s what ultimately got us here.

Dane Leone

Thanks.

Operator

Thank you. I’m not showing any phone questions at this time. I’ll turn it back to Management for further remarks.

Ken Berlin

Well, thank you for joining us today. As you can tell, we are excited about the coming together of these two companies, obviously, subject to closing. At Advaxis, as we said, this brings a late-stage asset that we’ve been looking for for a while to the fold and we have cash to put against it. And that’s what, obviously, Ayala has seen, an enhanced U.S. presence.

So, we will provide more updates as things move forward. Thank you for participating, and we look forward to talking more in the future.

Operator

This will conclude today’s conference. You may disconnect your lines at this time and thank you for your participation.

Important Information about the Merger and Where to Find It

This communication relates to a proposed transaction between Ayala Pharmaceuticals, Inc. (“Ayala”) and Advaxis, Inc. (“Advaxis”). In connection with the proposed transaction, Advaxis intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of Ayala and that will constitute a prospectus with respect to shares of Advaxis’s common stock to be issued in the proposed transaction (“Proxy Statement/Prospectus”). Each of Ayala and Advaxis may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement/Prospectus or any other document which Ayala or Advaxis may file with the SEC. INVESTORS, AYALA STOCKHOLDERS AND ADVAXIS STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors, Ayala stockholders and Advaxis stockholders will also be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents containing important information about Ayala, Advaxis and the proposed transaction that are or will be filed with the SEC by Ayala or Advaxis through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Advaxis will also be available free of charge on Advaxis’s website at https://www.advaxis.com/financial-information/sec-filings or by contacting Advaxis’s investor relations department by email at ir@advaxis.com. Copies of the documents filed with the SEC by Ayala will also be available free of charge at https://ir.ayalapharma.com/financial-information/sec-filings or by contacting Ayala’s investor relations department by email at jallaire@lifesciadvisors.com.

Participants in the Solicitation

Ayala and Advaxis and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Ayala’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in Ayala’s proxy statement for its 2022 annual meeting of stockholders which was filed with the SEC on April 27, 2022. Information regarding Advaxis’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in Advaxis’s proxy statement for its 2022 annual meeting of stockholders which was filed with the SEC on February 28, 2022. Additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Ayala and Advaxis directors and executive officers in the transaction, which may be different than those of Ayala and Advaxis stockholders generally, will be contained in the Proxy Statement/Prospectus and any other relevant documents that are or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction involving Ayala Pharmaceuticals, Inc. (“Ayala”) and Advaxis, Inc. (“Advaxis”), the ability to consummate the proposed transaction, and the ability to list the common stock of the combined company on Nasdaq. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the proposed transaction or the failure to timely or at all obtain any required regulatory clearances; (ii) uncertainties as to the timing of the consummation of the proposed transaction, the ability of each of Ayala and Advaxis to consummate the proposed transaction, and the ability of the combined company to meet the requirements to list its common stock on Nasdaq; (iii) the ability of Ayala and Advaxis to integrate their businesses successfully and to achieve anticipated synergies; (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (v) potential litigation relating to the proposed transaction that could be instituted against Ayala, Advaxis or their respective directors; (vi) possible disruptions from the proposed transaction that could harm Ayala’s and/or Advaxis’s respective businesses; (vii) the ability of Ayala and Advaxis to retain, attract and hire key personnel; (viii) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Ayala’s or Advaxis’s financial performance; (x) certain restrictions during the pendency of the proposed transaction that may impact Ayala’s or Advaxis’s ability to pursue certain business opportunities or strategic transactions; (xi) legislative, regulatory and economic developments; (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; and (xiv) such other factors as are set forth in Ayala’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Ayala’s Form 10-K for the fiscal year ended December 31, 2021, and Advaxis’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Advaxis’s Form 10-K for the fiscal year ended October 31, 2021. Ayala and Advaxis can give no assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, Ayala and Advaxis undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.